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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-140537 of our reports dated April 28, 2008, relating to the consolidated financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 1, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 25, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM